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                                        Filed pursuant to Rule 424(b)(3)
                                        This pricing supplement relates to
                                        Registration Statement Nos. 33-51149
                                        and 33-52695


              Pricing Supplement No. 5 Dated November 30, 1995
                  (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
                      MEDIUM-TERM SENIOR NOTES, SERIES C
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                            MEDIUM TERM SENIOR NOTES,
                                        SERIES C

Original Issue Date:                    December 5, 1995

Principal Amount:                       $7,500,000

Interest Rate Per Annum:                6.270%

Specified Currency in
which Denominated:                      U.S. Dollars

Stated Maturity:                        December 6, 1999

Issued Price (As a Percentage
of Principal Amount):                   100%


Regular Record Dates:                   February 15 and August 15


Redemption and Early                    The Note cannot be redeemed
Repayment Provision:                    prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certificated Note(s)